                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


CONTACT: Bill Burke
         Chief Financial Officer
         Interspeed, Inc.
         (978) 688-6164



    INTERSPEED ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 1999



NORTH ANDOVER, MA, OCTOBER 21, 1999 -- Interspeed, Inc. (NASDAQ: ISPD) announced that revenue for its fourth quarter and fiscal year which ended September 30, 1999 was $637,000 and $1,978,000, respectively. Prior to fiscal year 1999, the Company was still in the development stage and its first product became generally available for shipment to customers in February 1999. Accordingly, no revenue was reported during fiscal year 1998.

Net loss was $3,395,000 or $0.40 per basic and diluted share for the fourth quarter of fiscal year 1999, compared to a net loss of $1,017,000, or a loss of $0.13 per basic and diluted share, for the fourth quarter of fiscal year 1998.

Net loss was $10,469,000 or $1.29 per basic and diluted share for fiscal year 1999, compared to a net loss of $4,313,000, or a loss of $0.54 per basic and diluted share, for fiscal year 1998.

"Fiscal Year 1999 marked our first year of revenues and we are pleased with the reception our products have received in the Digital Subscriber Line (DSL) marketplace. We look forward to continued development of our business as we intensify our marketing and product development efforts," said Stephen A. Ide, president of Interspeed, Inc. "In September, we introduced the Interspeed DART, the industry's first complete, low-density DSL solution that enables service providers to deliver high-speed Internet access and other advanced Internet Protocol applications to the stand-alone professional office market. In addition, the $20.8 million in net proceeds from the


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INTERSPEED ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS            2-2-2-2


Company's recently completed initial public offering has given us improved financial strength to more effectively compete in the DSL marketplace."

INTERSPEED'S PRODUCT FAMILY
Interspeed's products are advanced high-speed data communications solutions based on digital subscriber line (DSL) technology. The Company targets the new and emerging DSL access multiplexer market opportunity with its new DSL Access
Routers: the product family includes the Interspeed 1000 (designed for large carrier-class central office applications), the Interspeed 500 (suited for small central office applications and large Multi-Tenant Unit, hospitality or campus environment deployments) and the Interspeed DART (for low density applications). Each solution includes complete DSL aggregation, layer 2 switching, layer 3 routing and virtual private network functions in a single device, thus eliminating the need for service providers to purchase these components separately, and saving significant cost. Also included is Speedview; an embedded HyperText Transport Protocol management interface for device administration and configuration.

ABOUT INTERSPEED, INC.
Interspeed (NASDAQ: ISPD) is headquartered in North Andover, Massachusetts. The Company develops high speed Internet access DSL hardware solutions that enable telephone companies, Competitive Local Exchange Carriers and Internet Service Providers to utilize existing copper wire infrastructure to deliver higher speeds at lower costs. Interspeed's mission is to enable its customers to offer a range of high performance, cost-effective DSL services and Multi-Tenant Unit applications that are easy to deploy, use and manage. For more information about Interspeed and its products, please visit the Company's web site at WWW.INTERSPEED.COM.

NOTE TO INVESTORS
Except for historical information contained in this release, there may be forward-looking statements that do not give full weight to all the potential risks including, but not limited to, risks of product development and introduction; product demand and market acceptance, rapid changes in technology, and the impact of competition. Actual results may differ materially. Additional information concerning those and other factors is contained in the "Risk Factors" section of Interspeed, Inc.'s Registration Statement filed with the Securities and Exchange Commission on June 18, 1999, as amended.




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INTERSPEED ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS            3-3-3-3


                                INTERSPEED, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                             Three months ended          Twelve months ended
                                               September 30,                 September 30,
                                            1999           1998           1999          1998
                                          --------       --------       --------       --------
Revenue                                   $    637       $     --       $  1,978       $     --

Cost of revenue                                539             --          1,365             --
                                          --------       --------       --------       --------
Gross profit                                    98             --            613             --

Operating expenses:
   Research and development                  1,582            731          5,329          3,204
   Sales and marketing                         877             70          1,673            401
   General and administrative                  636            202          1,738            689
   Stock compensation                          401             14          2,345             19
                                          --------       --------       --------       --------
       Total operating expenses              3,496          1,017         11,085          4,313
Interest income                                  3             --              3             --

Net loss                                  $ (3,395)      $ (1,017)      $(10,469)      $ (4,313)
                                          --------       --------       --------       --------

Net loss per share-basic and diluted      $  (0.40)      $  (0.13)      $  (1.29)      $  (0.54)
                                          --------       --------       --------       --------
Shares used to computed net loss
   per share - basic and diluted             8,550          8,000          8,141          8,000


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INTERSPEED ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS            4-4-4-4


                                INTERSPEED, INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                       September 30, 1999      September 30, 1998
                                                       ------------------      ------------------
Assets
Current assets:
   Cash                                                       $21,227              $   132
   Accounts receivable                                            808                   --
   Inventory                                                    2,445                  587
   Prepaid expenses and other                                     168                   19
                                                              -------              -------
       Total current assets                                    24,648                  738

Property and equipment, net                                     1,178                  489
Other assets                                                       54                   --
                                                              -------              -------
Total assets                                                  $25,880              $ 1,227
                                                              -------              -------

Liabilities and stockholders' equity (deficit)
Current liabilities:
   Accounts payable                                           $ 2,789              $   350
   Accrued expenses and deferred revenue                          687                  175
   Note due Brooktrout                                            130                   --
                                                              -------              -------
       Total current liabilities                                3,606                  525
Long term note due Brooktrout                                      --                5,038
Deferred rent                                                     104                   --
Total stockholders' equity (deficit)                           22,170               (4,336)
                                                              -------              -------
Total liabilities and stockholders' equity (deficit)          $25,880              $ 1,227
                                                              -------              -------



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